                                                                    EXHIBIT 23.1

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-86053) of Orthodontic Centers of America, Inc. 401(k) Profit Sharing Plan of our report dated June 28, 2004 relating to the financial statements and supplemental schedule of Orthodontic Centers of America, Inc. 401(k) Profit Sharing Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana
June 28, 2004